EXHIBIT 2 to SCHEDULE 13D

                         CONFIDENTIAL
             LETTER FROM AGRI INTERNATIONAL, INC.

                       December 10, 1996



                       OFFER TO PURCHASE
                         COMMON STOCK
                              OF
                 GOLDEN POULTRY COMPANY, INC.


NAME/ADDRESS



Dear ___________:

     We are enclosing materials being sent to all officers and directors of Gold Kist Inc. ("Gold Kist") in connection with the outcome of the Windham, et al v. Gold Kist Inc., et al, Civil Action No. CV 93-00298, in the Circuit Court of Jefferson County Alabama Tenth Judicial Circuit (the "Windham Case"). The Windham Case becomes final and binding on December 16, 1996. We fully expect it to become final since all parties have agreed to accept the judge's order and not to appeal the order. We will advise you promptly if for any reason the order does not become final on December 16, 1996.

     The court in the Windham Case ordered that Gold Kist must offer to buy for $13 per share all of the shares (the "Shares") of common stock of Golden Poultry, Inc. ("Golden Poultry") held by the Gold Kist officers and directors or their respective spouses or minor children as soon as practicable and must adopt a policy prohibiting ownership of Shares or any other equity of Golden Poultry by any officers or directors of Gold Kist. Gold Kist has adopted such a policy contingent on the Windham Case becoming final on December 16, 1996. A copy of the policy is enclosed for your information.

     In compliance with the order in the Windham Case and contingent on the order becoming final on December 16, 1996, Agri International, Inc. ("Agri International"), a wholly owned subsidiary of Gold Kist, does hereby offer to purchase your Shares and the Shares of your spouse and minor children for $13.00 per share, upon the terms and subject to the conditions set forth in this letter and the Election Form attached hereto (which together constitute the "Offer"). None of you are under any obligation to sell your Shares to Agri International.

     However, you must dispose of your Shares and the Shares of your spouse and minor children by January 9, 1997, in order to continue as an officer or director of Gold Kist and Gold Kist will expect to receive from you on or before January 9, 1997, the certificate attached to this letter certifying that you and your spouse and minor children no longer own any Shares.

     This letter does not deal with any options that you may have to acquire Shares and a separate letter will include an offer with respect to such options as required by the Windham
Case.

     You, your spouse and/or your minor children may "tender" (offer to sell) to Agri International some or all of the Shares you, your spouse or your minor children currently own by following the procedures described in this letter. PLEASE NOTE THAT THE DEADLINE TO TENDER THE SHARES IS JANUARY 9, 1997, AND THE ELECTION FORM MUST BE RETURNED BY JANUARY 9, 1997. THIS OFFER WILL EXPIRE ON JANUARY 9, 1997.

     Before making a decision, you should read carefully the enclosed Election Form and Form 10-K, Form 10-Q and Annual
Report for Golden Poultry (the "Disclosure Documents").

     We are advising you by this letter that Gold Kist is presently negotiating with Campbell Soup about the acquisition of two poultry facilities. Final decisions have not been made about the ownership of the facilities and they or either of them would be material to Golden Poultry if acquired by Golden Poultry. There can be no assurance that the transactions will close and we understand that Campbell Soup is also negotiating with other potential purchasers. Gold Kist continues to consider taking Golden Poultry private and could undertake to do so in the near future. All of this information is highly confidential and we expect that you will hold it in the strictest confidence.

     If you tender the Shares, the cash price of $13 per share will be paid promptly upon receipt of the Election Form and the stock certificates representing the Shares properly endorsed to Agri International on the back of the certificate. There should be a separate Election Form duly executed by each owner of Shares and each Election Form should be signed by all registered owners of the Shares. Agri International will not require the endorsement of the Shares to be guaranteed by a bank. For your convenience, we are enclosing three copies of the Election Form. You may make duplicate copies of the Election Form if you need them for tenders to Gold Kist.

     As examples, (1) if you and your spouse are the joint owners of Shares, both of you must sign a single Election Form for such Shares; (2) if you own Shares and your Spouse owns Shares separately, there should be two Election Forms duly executed by the respective owners of the Shares; or (3) if some of the Shares are held in the name of one or more custodians for your minor children all such registered custodians for a minor child or children must sign a single Election Form.

     If your Shares or the Shares of your spouse or minor children are held by a broker in street name, you may tender the Shares by returning two duly signed identical copies of each Election Form dealing with such Shares held by a broker, by advising your broker of the tender and by checking the place that provides direction to the broker to deliver the Shares to Gold Kist as a result of the tender. Gold Kist will send one copy of the Election Form to the Broker and will retain one copy for its files.

     If any of you elect to tender Shares, a duly executed Election Form from each of you as described in the preceding paragraphs and your duly endorsed stock certificates representing your Shares, where required by the Election Form, must be received by Agri International by January 9, 1997. Please use the enclosed reply envelope to return the Election Forms and the stock certificates, where required.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.


                         AGRI INTERNATIONAL, INC.


                         /s/ Peter J. Gibbons
                         Peter J. Gibbons
                         Treasurer





                         ELECTION FORM
                              FOR
                 GOLDEN POULTRY COMPANY, INC.
                         COMMON STOCK

     The undersigned, having received and reviewed the Letter from Agri International, Inc. and the Disclosure Documents attached to the Letter, hereby certify and elect as follows:

1.   I hereby acknowledge receipt of the Letter from Agri
     International, Inc. and the Disclosure Documents attached thereto.

2. I have the power and authority to sell the shares specified below for the cash consideration of $13.00 per share.

You must initial the space and complete either (3) or (4)

3.        ____ I elect to tender to Agri International,
          Inc. for $13.00 per share, _________ of the shares of Common Stock of Golden Poultry that the undersigned owns or controls and Agri
          International, Inc. will acquire good title to such shares free and clear of all claims and encumbrances.

4.        _____     I elect to not tender to Agri
          International, Inc. any of the shares of Common
          Stock of Golden Poultry that the undersigned owns or controls.

 You must initial the space(s) and complete (5) or (6) or both

5.        _____     I am enclosing the certificate(s)
          representing _______ shares being tendered, duly executed by me.

6.        _____     I hereby direct my broker
          _______________________ (name) at
          ______________________________________ (full
          address) with the telephone number of _____________ to deliver to Gold Kist _____ shares of common stock of Golden Poultry held by him for me and I do hereby agree that the receipt by Gold Kist of such shares shall be effective as a receipt from me.



__________________________________


___________________________________


___________________________________

(Circle correct ones)         Gold Kist Officer or Director
                              Spouse of Gold Kist Officer or Director
                              Custodian, Trustee or Guardian for Minor Child
                              (All owners must sign the Election Form)


                              Name: ______________________
                                   [Please Print]

                              Name: _______________________
                                   [Please Print]

                              Name: _______________________
                                   [Please Print]

                              Date:_________________________

This Election Form must be completed and returned to Agri International, Inc. in the enclosed postage prepaid envelope no later than January 9, 1997. You must return this form even if Shares owned by you, your spouse or your minor child(ren) will not be tendered.



                         CONFIDENTIAL
             LETTER FROM AGRI INTERNATIONAL, INC.
                              AND
                        GOLD KIST INC.
                       December 10, 1996



               OFFER WITH RESPECT TO OPTIONS FOR
                         COMMON STOCK
                              OF
                 GOLDEN POULTRY COMPANY, INC.


___________________

Gold Kist Inc.
P. O. Box 2210
Atlanta, Georgia 30301

Dear ______________:

     We are enclosing materials being sent to all officers of Gold Kist Inc. ("Gold Kist") who have options to acquire shares (the "Shares") of common stock of Golden Poultry, Inc. ("Golden Poultry") in connection with the outcome of the Windham, et al v. Gold Kist, Inc., et al, Civil Action No. CV 93-00298, in the Circuit Court of Jefferson County Alabama Tenth Judicial Circuit (the "Windham Case"). The Windham Case becomes final and binding on December 16, 1996. We fully expect it to become final since all parties have agreed to accept the judge's order and not to appeal the order. We will advise you promptly if for any reason the order does not become final on December 16, 1996.

     The court in the Windham Case ordered that Gold Kist must offer to buy the Shares that you can obtain by exercising your vested Golden Poultry options and to pay you to agree to cancel your unvested Golden Poultry options to acquire Shares at prices for each option established by the court in the Windham Case under the Black Sholls formula. We have attached a Price Schedule that lists each of your options, the price per share for each Share covered by the option and the total payment for each option pursuant to this Offer.

     As you know consistent with the Windham Case, Gold Kist has adopted a policy requiring all officers and directors of Gold Kist not to have any equity interest in Golden Poultry, contingent on the Windham Case becoming final on December 16, 1996. A copy of the policy is enclosed for your information.

     In compliance with the order in the Windham Case and contingent on the order's becoming final on December 16, 1996,
(1) Agri International, Inc. ("Agri International"), a wholly owned subsidiary of Gold Kist, does hereby offer to purchase the Shares that are subject to your vested options for $13 per share; (2) Gold Kist does hereby offer to pay the excess over $13 per share as required by the attached Price Schedule so that you will ultimately be paid the total prices for each of your vested options that are listed in the Price Schedule; and
(3) Gold Kist also does hereby offer to pay you the amounts indicated in the Price Schedule to cancel the unvested options. All three of the foregoing offers are upon the terms and subject to the conditions set forth in this letter and the Election Form attached hereto (which together constitute the "Offer").

     You are under no obligation to sell your Shares to Agri International or to cancel your options. However, you must dispose of your Shares and your options for Shares by January 9, 1997, in order to continue as an officer of Gold Kist.
Gold Kist will expect to receive from you on or before January 9, 1997, the certificate attached to this letter certifying that you and your spouse and minor children no longer own any Shares or options.

     You may "tender" (offer to sell) to Agri International at $13 per share some or all of the Shares that are subject to vested options and such an offer will also be an offer to accept from Gold Kist the remainder of the price listed on the Price Schedule for the vested options. You may also offer to cancel all unvested options to acquire Shares in exchange for the payment by Gold Kist listed on the Price Schedule.
HOWEVER PLEASE NOTE THAT THE DEADLINE IS JANUARY 9, 1997, AND THE ELECTION FORM MUST BE RETURNED BY JANUARY 9, 1997. THIS OFFER WILL EXPIRE ON JANUARY 9, 1997.

     Our records indicate that 25,788 Shares are subject to vested options and 4,100 Shares are subject to unvested options, all as set out in the Price Schedule.

     Before making a decision, you should read carefully the enclosed Election Form and Form 10-K, Form 10-Q and Annual
Report for Golden Poultry (the "Disclosure Documents").

     We are advising you by this letter that Gold Kist is presently negotiating with Campbell Soup about the acquisition of two poultry facilities. Final decisions have not been made about the ownership of the facilities and they or either of them would be material to Golden Poultry if acquired by Golden Poultry. There can be no assurance that the transactions will close and we understand that Campbell Soup is also negotiating with other potential purchasers. Gold Kist continues to consider taking Golden Poultry private and could undertake to do so in the near future. All of this information is highly confidential and we expect that you will hold it in the strictest confidence.

     If you elect to tender the Shares subject to the vested options, you must exercise the options in the manner directed by Golden Poultry by returning to Gold Kist the attached exercise form and you must return a duly executed Election Form. Your exercise price for the Shares covered by the vested options will be paid by Agri International to Golden Poultry and the remainder of the price of $13 for each of the Shares will be paid by Agri International to you. The amount by which the price in the Price Schedule for the vested option exceeds $13 per share will be paid by Gold Kist to you, less
tax withholding.   The Shares will be originally issued by
Golden Poultry to Agri International and not to you. Agri International will not require that your signature be guaranteed by a bank.

     If you elect to cancel the unvested options, you must return the Election Form with the appropriate indications and Gold Kist will pay you the cancellation price indicated on the Price Schedule, less tax withholding.

     The payments by Gold Kist to you pursuant to this Offer shall be treated as compensation to you and will be taxable as ordinary income. Gold Kist will be required to withhold for taxes as provided for all other compensation. The payment to you by Agri International will be treated as ordinary income to you because you will not have held your Shares for one year. The income related to the Agri International payment will be reported to you by Golden Poultry.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.


                         AGRI INTERNATIONAL, INC.

                         /s/ Peter J. Gibbons
                         Peter J. Gibbons
                         Treasurer


                         GOLD KIST INC.

                         /s/ Gaylord O. Coan
                         Gaylord O. Coan
                         Chief Executive Officer




                         ELECTION FORM
                              FOR
                 GOLDEN POULTRY COMPANY, INC.
                            OPTIONS

     The undersigned, having received and reviewed the Letter from Agri International, Inc. and Gold Kist Inc. and the
Disclosure Documents attached to the Letter, hereby certify and elect as follows:

1.   I hereby acknowledge receipt of the Letter from Agri
     International, Inc. and Gold Kist, Inc. and the
     Disclosure Documents attached thereto.

2. I have by this Election Form exercised the vested options, signed copies of such option agreements being attached to this Election Form, and I do hereby direct Golden Poultry to deliver the Shares resulting from the exercise of the options to Gold Kist. I direct Gold Kist to give a copy of this Election Form to Golden Poultry for its records and to indicate my exercise of the attached options. I have the power and authority to sell the shares specified below for the cash consideration of $13.00 per share.

You must initial the space to indicate agreement to either (3) or (4) or both.

3.        _____     I elect to tender to Agri
          International, Inc. for $13.00 per share, all of the shares of Common Stock of Golden Poultry that the undersigned would acquire as a result of the exercise of the vested options as listed on the Price Schedule and Agri International will acquire good title to such shares free and clear of all claims and encumbrances. I also accept Gold Kist's offer to pay the difference between the option value and the $13 per share. I acknowledge that the agreement is based on the terms in the Letter.

4.        _____     Pursuant to the terms in the Letter,
          I elect to cancel the unvested options listed on the Price Schedule in consideration for the amounts listed therein and agree that such options shall be canceled immediately upon receipt by me of the payment by Gold Kist.



                              ___________________________
                              Gold Kist Officer


                              Name: ______________________
                                   [Please Print]

                              Date:_______________________

This Election Form must be completed and returned to Agri
International, Inc. or Gold Kist in the enclosed postage prepaid envelope no later than January 9, 1997.


[7670]